Exhibit 5-11


                          [NCT Group, Inc. Letterhead]


                                 Mark Melnick, Esq.
                                 Sr. Vice President, General Counsel & Secretary Telephone 203-226-4447, ext. 3572
                                 E-mail mmelnick@nctgroupinc.com

                                 August 5, 2005

                    Re:  Registration Statement on Form S-8
                         ----------------------------------

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-8 relating to 618,000,000 shares (the "Shares") of Common Stock of NCT Group, Inc. (the "Company") under the NCT Group, Inc. 2001 Stock and Incentive Plan, as amended and restated as of June 28, 2005 (the "Plan"), you have requested my opinion with respect to the matters set forth below.

     In my capacity as Senior Vice President, General Counsel and Secretary of the Company in connection with such registration statement, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

     In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

     I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution and the reported decisional law thereunder, and I express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing, it is my opinion that the Shares have been duly authorized, and assuming that the Company has a sufficient number of shares of Common Stock that the Company is authorized to issue, upon issuance in accordance with the Plan and upon full payment for such shares issued, will be validly issued, fully paid and non-assessable.

     I consent to the use of this opinion in the Registration Statement and to the reference to my name under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                       Very truly yours,



                                       /s/  Mark Melnick
                                       --------------------------
                                       Mark Melnick